PROSPECTUS SUPPLEMENT
(To Prospectus dated December 14, 2009)

Filed pursuant to Rule 424(b)(5)
No. 333-163418

1,000,000 Shares of Common Stock
Warrants to Purchase up to 250,000 Shares of Common Stock

China Valves Technology, Inc.

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering directly to selected institutional investors 1,000,000 shares of our common stock, par value $0.001 per share, at an offering price of $10.00 per share. The purchasers in this offering will also receive warrants to purchase up to 250,000 shares of common stock at an exercise price of $10.00 per share. The warrants are exercisable for a period of 180 days following the date of issuance.

Our common stock is listed on the NASDAQ Global Market under the symbol “CVVT.” On January 4, 2011, the last reported per share sale price of our common stock was $10.11. We do not intend to apply for listing of the warrants on any national securities exchange or for inclusion of the warrants in any automated quotation system.

You should carefully consider the risk factors beginning on page S-4 of this prospectus supplement and set forth in the documents incorporated by reference herein before making any decision to invest in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share of
	Common Stock
	and Warrants	Total
Public offering price	$10.00	$10,000,000.00
Placement agent fee	$0.50	$500,000.00(1)
Proceeds, before expenses, to us	$9.50	$9,500,000.00

____________________
(1) In addition, we have agreed to reimburse the placement agent in this offering, Rodman & Renshaw, LLC, for certain of its expenses. See “Plan of Distribution” in this prospectus supplement.

____________________________________________

Rodman & Renshaw, LLC is acting as the placement agent for the sale of the shares of our common stock and the warrants to purchase shares of common stock. We estimate the total expenses of this offering, excluding the placement agent fees, will be approximately $30,000. Because there is no minimum offering amount required as a condition to closing in this offering, the actual public offering amount, placement agent fees and net proceeds to us, if any, in this offering are not presently determinable and may be substantially less than the total maximum offering amounts set forth above. Other than the purchase of up to 375,000 shares of our common stock and accompanying warrants for its own account on the same terms and conditions as all other investors in this offering, the placement agent is not required to purchase or sell any specific number or dollar amount of the other securities offered in this offering, but will use its best efforts to sell the other securities offered. It is anticipated that the shares of common stock and the warrants will be delivered against payment thereon on or before January 7, 2011.

____________________________________________

Rodman & Renshaw, LLC

The date of this prospectus supplement is January 4, 2011

TABLE OF CONTENTS

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT	S-i
FORWARD-LOOKING STATEMENTS	S-i
SUMMARY	S-1
THE OFFERING	S-4
RISK FACTORS	S-5
USE OF PROCEEDS	S-8
PLAN OF DISTRIBUTION	S-8
DESCRIPTION OF THE WARRANTS	S-10
LEGAL MATTERS	S-10
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	S-10

Prospectus

ABOUT THIS PROSPECTUS	1
CHINA VALVES TECHNOLOGY, INC.	1
USE OF TERMS	2
RISK FACTORS	3
FORWARD-LOOKING STATEMENTS	3
USE OF PROCEEDS	3
DESCRIPTION OF CAPITAL STOCK	4
DESCRIPTION OF WARRANTS	6
DESCRIPTION OF DEBT SECURITIES	6
DESCRIPTION OF UNITS	15
PLAN OF DISTRIBUTION	16
LEGAL MATTERS	17
EXPERTS	17
WHERE YOU CAN FIND MORE INFORMATION	18
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	18

This prospectus supplement and the accompanying prospectus, dated December 14, 2009, are part of a registration statement on Form S-3 (File No. 333-163418) that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this “shelf” registration process, we may from time to time sell any combination of securities described in the accompanying prospectus in one or more offerings. In this prospectus supplement, we provide you with specific information about the terms of this offering.

As permitted under the rules of the SEC, this prospectus incorporates by reference important information about us that is contained in documents that we file with the SEC, but that are not attached to or delivered with this prospectus. You may obtain copies of these documents, without charge, from the website maintained by the SEC at www.sec.gov, as well as other sources. See “Incorporation of Certain Information by Reference” for further information.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document comprises two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common stock and warrants and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the prospectus. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus to which it relates. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. The information contained in this prospectus supplement and contained, or incorporated by reference, in the accompanying prospectus is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of common stock. This prospectus is an offer to sell only the shares and warrants offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents that we have filed with the SEC that are included or incorporated by reference in this prospectus supplement and the accompanying prospectus contain “forward-looking statements” within the meaning of such term in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, other written or oral statements that constitute forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate and statements may be made by or on our behalf. Words such as “should,” “could,” “may,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. There are a number of important factors that could cause our actual results to differ materially from those indicated by such forward-looking statements.

S-i

We describe material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors” and may update our descriptions of such risks, uncertainties and assumptions in any prospectus supplement. We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Reference is made in particular to forward-looking statements regarding growth strategies, financial results, product development, competitive strengths, intellectual property rights, litigation, mergers and acquisitions, market acceptance or continued acceptance of our products, accounting estimates, financing activities, ongoing contractual obligations and sales efforts. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

Additional disclosures regarding factors that could cause our results and performance to differ from historical or anticipated results or performance are discussed in this prospectus supplement, the accompanying prospectus, or in the reports incorporated by reference into this prospectus supplement and accompanying prospectus. You are urged to carefully review and consider the various disclosures made by us in those documents before making any investment decision. The forward-looking statements speak only as of the date made and we disclaim any obligation to provide updates, revisions or amendments to any forward-looking statements to reflect changes in our expectations or future events.

S-ii

SUMMARY

The following information supplements, and should be read together with, the information contained or incorporated by reference in other parts of this prospectus supplement and in the accompanying prospectus. This summary highlights selected information contained elsewhere in this prospectus supplement or the documents incorporated by reference herein. Because the following is only a summary, it does not contain all of the information that you should consider before investing in our common stock. You should carefully read this entire prospectus supplement and the accompanying prospectus, including the factors described under the heading “Risk Factors” included in this prospectus supplement and the financial statements and other information incorporated by reference in this prospectus supplement and the accompanying prospectus before making an investment decision.

In this prospectus supplement, unless otherwise indicated, references to

  “Changsha Valve” are references to China Valves Technology (Changsha) Valve Co., Ltd., incorporated in the People’s Republic of China;

  “China Valves,” the “Company,” “we,” “us” and “our” are references to the combined business of China Valves Technology, Inc. and our PRC and other subsidiaries;

  “China ” and “PRC” are references to the People’s Republic of China;

  “$” are references to the legal currency of the United States.

  “Hanwei Valve” are references to Shanghai Pudong Hanwei Valve Co., Ltd., incorporated in People’s Republic of China;

  “Kaifeng Valve” are references to Henan Kaifeng High Pressure Valve Co., Ltd.;

  “Operating Subsidiaries” are references to Zhengdie Valve, Kaifeng Valve, Yangzhou Rock, Taide Valve, Changsha Valve and Hanwei Valve;

  “Taide Valve” are references to Taizhou Taide Valve Co., Ltd.;

  “Yangzhou Rock” are references to Yangzhou Rock Valve Lock Technology Co., Ltd.; and

  “Zhengdie Valve” are references to Zhengzhou City Zhengdie Valve Co., Ltd.

Overview

China Valves Technology, Inc. is a Nevada holding company which conducts its operations through China-based operating subsidiaries. We are primarily engaged in the business of developing, manufacturing and selling high-quality metal valves. We manufacture and sell over 800 models with more than 10,000 specifications of low, medium and high-pressure valves according to differing standards and specifications, in a variety of diameters ranging from 3mm to 1,300mm and with pressure caps that range from 150lbs to 4,500lbs. Our mix of valve products can be used in temperatures ranging from -196 degrees Celsius to 610 degrees Celsius. We sell our products to customers in the electricity, petroleum, chemical, water, gas, nuclear power station and metal industries throughout China.

Our sales revenue and net income were $95.4 million and $23.4 million respectively, during the year ended December 31, 2009, and we had net income of $66.6 million and a net loss of $4.2 million, respectively, during the same period in 2008. Our net income for the years ended December 31, 2009 and 2008 includes a non-cash charge for stock compensation expense of $0.47 million and $15.0 million respectively. Our sales revenue and net income were $131,366,951 and $36,789,370, respectively, during the nine months ended September 30, 2010, and $70,008,554 and $6,934,032, respectively, during the same period in 2009.

Our head office is located in Zhengzhou, Henan Province, PRC. Our Operating Subsidiaries are Changsha Valve, Hanwei Valve, Kaifeng Valve, Taide Valve, Yangzhou Rock and Zhengdie Valve.

Corporate Structure

The following chart reflects our current corporate organizational structure as of the date of this prospectus supplement:

The address of China Valves’ principal executive office in China is 21 F Kineer Plaza, 226 Jinshui Road, Zhengzhou City, Henan Province 450008 and our telephone number is (86) 371 65673777. We maintain a website at www.cvalve.com that contains information about us, but that information is not a part of this prospectus supplement.

THE OFFERING

Common stock offered by us pursuant to this prospectus supplement	1,000,000 shares

Warrants to purchase common stock	Include 250,000 shares of common stock underlying the warrants, exercisable at $10.00 per share for 180 days following the issuance of the shares in this offering

Common stock to be outstanding after this offering	35,664,654 shares (not including warrant shares) (1)

Manner of offering	This sale of securities is being made pursuant to a securities purchase agreement between us and the purchasers. See “Plan of Distribution.”

Use of proceeds	We intend to use the net proceeds of this offering to build a manufacturing facility for big size ball valves used for nuclear power plants. See “Use of Proceeds.”

NASDAQ Global Market Symbol	CVVT

(1) Based on 34,664,654 shares of common stock outstanding prior to the closing of this offering as of January 2, 2011 and excludes any (1) unexercised options and warrants, (2) convertible securities that have not yet been converted, and (3) other securities of the Company that are exercisable or exchangeable for, or convertible into, common stock of the Company that have not yet been so exercised, exchanged or converted.

RISK FACTORS

Before you invest in our common stock, you should carefully consider the risk factors specified below, those risk factors set forth in the accompanying prospectus, our annual report on Form 10-K for the year ended December 31, 2009 and our quarterly reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010, together with all of the other information and documents included or incorporated by reference in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein or therein, in evaluating an investment in our common stock. If any of the risks discussed below, in the accompanying prospectus, our annual report on Form 10-K for the year ended December 31, 2009 and our quarterly reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010, or in any document incorporated by reference into this prospectus supplement or the accompanying prospectus, were actually to occur, our business, financial condition, results of operations, or cash flow could be materially adversely affected. In that case, the trading price of our common stock could decline and you could lose all or part of your investment.

Risks Related to Doing Business in China

Failure to comply with PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident stockholders to personal liability, limit our ability to acquire PRC companies or to inject capital into our PRC subsidiaries, limit our PRC subsidiaries' ability to distribute profits to us or otherwise materially adversely affect us.

In October 2005, the PRC State Administration of Foreign Exchange, or SAFE, issued the Notice on Relevant Issues in the Foreign Exchange Control over Financing and Return Investment Through Special Purpose Companies by Residents Inside China, generally referred to as Circular 75, which required PRC residents to register with the competent local SAFE branch before establishing or acquiring control over an offshore special purpose company, or SPV, for the purpose of engaging in an equity financing outside of China on the strength of domestic PRC assets originally held by those residents. Internal implementing guidelines issued by SAFE, which became public in June 2007 (known as Notice 106), expanded the reach of Circular 75 by (1) purporting to cover the establishment or acquisition of control by PRC residents of offshore entities which merely acquire “control” over domestic companies or assets, even in the absence of legal ownership; (2) adding requirements relating to the source of the PRC resident’s funds used to establish or acquire the offshore entity; (3) covering the use of existing offshore entities for offshore financings; (4) purporting to cover situations in which an offshore SPV establishes a new subsidiary in China or acquires an unrelated company or unrelated assets in China; and (5) making the domestic affiliate of the SPV responsible for the accuracy of certain documents which must be filed in connection with any such registration, notably, the business plan which describes the overseas financing and the use of proceeds. Amendments to registrations made under Circular 75 are required in connection with any increase or decrease of capital, transfer of shares, mergers and acquisitions, equity investment or creation of any security interest in any assets located in China to guarantee offshore obligations, and Notice 106 makes the offshore SPV jointly responsible for these filings. In the case of an SPV which was established, and which acquired a related domestic company or assets, before the implementation date of Circular 75, a retroactive SAFE registration was required to have been completed before March 31, 2006; this date was subsequently extended indefinitely by Notice 106, which also required that the registrant establish that all foreign exchange transactions undertaken by the SPV and its affiliates were in compliance with applicable laws and regulations. Failure to comply with the requirements of Circular 75, as applied by SAFE in accordance with Notice 106, may result in fines and other penalties under PRC laws for evasion of applicable foreign exchange restrictions. Any such failure could also result in the SPV's affiliates being impeded or prevented from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation to the SPV, or from engaging in other transfers of funds into or out of China.

Circular 75, as elaborated by Notice 106, defines “domestic residents” as including persons who hold PRC passports, resident identity cards or other lawful identity certificates of the PRC. Certain of our stockholders meet this definition, including Bin Li, who is a Canadian citizen but also has a PRC passport and identity card and has routinely used such PRC passport and identity card to enter and exit China. We have asked our stockholders, who are PRC residents as defined in Circular 75, to register with the relevant branch of SAFE, as currently required, in connection with their equity interests in us and our acquisitions of equity interests in our PRC subsidiaries. None of our PRC resident shareholders have made this registration and we cannot provide any assurances that they will be able to do so. Moreover, we have little control over either our present or prospective PRC resident shareholders or beneficial shareholders, nor the outcome of any registration procedures which may be undertaken. Because of uncertainty over how Circular 75 will be interpreted and implemented, and how or whether SAFE will apply it to us, we cannot predict how it will affect our business operations or future strategies. A failure by our PRC resident shareholders or beneficial shareholders to comply with Circular 75 and Notice 106, if SAFE requires it, could subject these PRC resident shareholders or beneficial shareholders to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our subsidiaries’ ability to make distributions or pay dividends or affect our ownership structure, which could adversely affect our business and prospects.

If the China Securities Regulatory Commission, or CSRC, PRC Ministry of Commerce, or MOFCOM, or another national level PRC regulatory agency determines that the approval of any of them was required in connection with our 2007 reverse acquisition transaction or any of the subsequent reorganization transactions, those agencies may invalidate some or all of those transactions, which could result in a loss of all or a substantial portion of the value of our securities or they could take other punitive actions .

On August 8, 2006, six PRC regulatory agencies, including the CSRC, promulgated the Provisions Regarding Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rule, which became effective on September 8, 2006. The M&A Rule, among other things, requires that an offshore company controlled by PRC companies or individuals that have acquired a PRC domestic company for the purpose of listing the PRC domestic company’s equity interest on an overseas stock exchange must obtain the approval of the CSRC prior to the listing and trading of such offshore company’s securities on an overseas stock exchange. On September 21, 2006, the CSRC, pursuant to the M&A Rule, published on its official web site procedures specifying documents and materials required to be submitted to it by offshore companies seeking CSRC approval of their overseas listings. The M&A Rule also established new requirements for approval by MOFCOM whenever a PRC domestic enterprise or natural person acquires, in the name of a foreign company established or controlled by it, directly or through a foreign-invested enterprise, a PRC domestic company with which it is connected.

We did not seek the approval of the CSRC, MOFCOM or any other national level PRC regulatory agency because we did not believe that such approval was required. If the CSRC, MOFCOM, or another national level PRC governmental agency subsequently determines that we should have obtained CSRC, MOFCOM or other national level approval of our 2007 reverse acquisition transaction or any of the subsequent reorganization transactions, we may face regulatory actions or other sanctions from the CSRC, MOFCOM, or other national level PRC regulatory agencies. These regulatory agencies may invalidate some or all of those transactions, which could result in a loss of all or a substantial portion of the value of our securities. In addition, they may impose fines and penalties on our operations in China and limit our operating privileges in China, or take other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our shares.

The M&A Rule establishes more complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

The M&A Rule establishes additional procedures and requirements that could make some acquisitions of Chinese companies by foreign investors more time-consuming and complex, including requirements in some instances that the PRC Ministry of Commerce be notified in advance of any change-of-control transaction and in some situations, require approval of the PRC Ministry of Commerce when a foreign investor takes control of a Chinese domestic enterprise. In the future, we may grow our business in part by acquiring complementary businesses, although we do not have any plans to do so at this time. The M&A Rule also requires PRC Ministry of Commerce anti-trust review of any change-of-control transactions involving certain types of foreign acquirers. Complying with the requirements of the M&A Rule to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval from the PRC Ministry of Commerce, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

Risks Related to this Offering

A large number of shares may be sold in the market following this offering, which may depress the market price of our common stock.

All of the shares of our common stock sold in the offering will be freely tradable without restriction or further registration under the Securities Act. As a result, a substantial number of shares of our common stock may be sold in the public market following this offering, which may cause the market price of our common stock to decline. If there are more shares of common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase the offered shares of common stock and sellers remain willing to sell the shares.

USE OF PROCEEDS

We intend to use the net proceeds of this offering to build a manufacturing facility for big size ball valves used for nuclear power plants.

We will also use the proceeds

  to pay the placement agent fees of $500,000;

  to pay the fees and expenses for legal, accounting, and other services received in connection with the negotiation, preparation, execution, delivery, and performance of the securities purchase agreement under which this offering is being consummated; and

  to pay for all transfer agent fees, and taxes and duties, if any, levied in connection with the delivery of any shares to the purchasers in this offering.

PLAN OF DISTRIBUTION

On January 4, 2011, we entered into a securities purchase agreement with certain purchasers, including our placement agent, providing for the sale by us to such purchasers of a total of 1,000,000 shares of our common stock at a purchase price of $10.00 per share, and warrants to purchase up to 250,000 shares of common stock at an exercise price of $10.00 per share, and upon the terms and conditions set forth herein and therein. The warrants are exercisable for a period of 180 days following the date of issuance. Subject to the terms and conditions contained in our placement agency agreement, Rodman & Renshaw, LLC agreed to act as exclusive placement agent for the sale of these securities. Other than the purchase of up to 375,000 shares and accompanying warrants for its own account on the same terms and conditions as the other purchasers, the placement agent is not purchasing or selling any shares of our common stock or other securities by this prospectus supplement or the accompanying base prospectus, nor is it required to arrange for the purchase or sale of any specific number or dollar amount of shares or other securities, but will use best efforts to arrange for the sale of all the shares and warrants.

The securities purchase agreement provides that the obligations of the purchasers are subject to certain conditions precedent, including the absence of any material adverse change in our business and the receipt of certain certificates from us.

We negotiated the price for the common stock and warrants offered in this offering with the purchasers. The factors considered in determining the price included the recent market price of our common stock, the general condition of the securities market at the time of this offering, the history of, and the prospects, for the industry in which we compete, our past and present operations, and our prospects for future revenues.

Confirmations and definitive prospectuses will be distributed to the purchasers of the common stock and the warrants, informing the purchasers of the closing date as to such shares and warrants. We currently anticipate that closing of the sale of the shares of common stock and the warrants will take place on or before January 7, 2011. The purchasers will also be informed of the date and manner in which they must transmit the purchase price for their shares.

On the closing date, the following will occur:

  we will deliver the common stock and warrants to the purchasers;

  we will receive funds in the amount of the aggregate purchase price; and

  the placement agent will be paid its fee.

We will pay the placement agent a commission equal to 5.0% of the gross proceeds of the sale of shares of common stock and warrants in the offering. From time to time in the ordinary course of business, the placement agent or its affiliates may in the future engage in investment banking and/or other services with us for which they may receive compensation.

We will pay all of our expenses incurred in this offering. Our estimated expenses of the offering are $30,000, which includes legal, accounting and printing costs and various other fees associated with registering and listing the shares of common stock. After deducting certain fees due to the placement agent and our estimated offering expenses, we expect the net proceeds from this offering, not including any proceeds from the exercise of the warrants that we expect to sell in this offering, will be approximately $9,470,000. If the warrants are exercised in full, we estimate that our net proceeds from this offering will be approximately $11,970,000.

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the securities purchase agreement. We have also agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.

The securities owned by Rodman & Renshaw, LLC may be offered and sold by Rodman from time to time as market conditions permit, or otherwise, at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. These securities may be sold pursuant to this prospectus by one or more of the following methods, without limitation:

  a block trade;

  ordinary brokerage transactions and transactions in which Rodman & Renshaw, LLC solicits purchasers;

  agreements with third parties to purchase securities entered into on the date of this offering; and

  negotiated transactions between Rodman & Renshaw, LLC and purchasers.

When making sales of its securities, Rodman & Renshaw, LLC may arrange for other brokers or dealers to participate. These brokers or dealers may receive commissions or discounts from Rodman & Renshaw, LLC in amounts to be negotiated. Each such broker-dealer or agent may be deemed an underwriter within the meaning of Section 2(a)(11) of the Securities Act. If the securities are sold through broker-dealers, Rodman & Renshaw, LLC will be responsible for applicable discounts or commissions. Rodman & Renshaw, LLC also will pay any other expenses associated with the sale of our securities it acquires pursuant to the securities purchase agreement. There is no current arrangement between Rodman & Renshaw, LLC and any other broker or dealer or any other person with respect to the resale by Rodman & Renshaw, LLC of any of the securities purchased directly by Rodman & Renshaw, LLC.

Rodman & Renshaw, LLC may be deemed an “underwriter” within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and profit on any resale of our securities as principal might be deemed to be underwriting discounts and commissions under the Securities Act.

As underwriters, Rodman & Renshaw, LLC and any broker-dealer or agent acting on its behalf would be subject to liability under the federal securities laws and would be required to comply with the requirements of the Securities Act and the Exchange Act, including without limitation, Rule 10b-5 and, to the extent applicable, Regulation M under the Exchange Act. These rules and regulations may limit the timing of sales of our securities by Rodman & Renshaw, LLC or any broker-dealer or agent. Under these rules and regulations, Rodman & Renshaw, LLC and any broker-dealer or agent acting on its behalf:

  may not engage in any stabilization activity in connection with our securities;

  must furnish each broker which offers securities covered by this prospectus with the number of copies of this prospectus and any prospectus supplement that are required by each broker; and

  may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Copies of the form of placement agency agreement, warrant and securities purchase agreement are included as Exhibits 1.1, 4.1 and 10.1, respectively, to our Current Report on Form 8-K to be filed with the SEC in connection with the consummation of this offering.

The transfer agent for our common stock is Interwest Transfer Company, Inc.

Our common stock is traded on the NASDAQ Global Market under the symbol “CVVT.”

DESCRIPTION OF THE WARRANTS

The following description summarizes the material terms and provisions of the warrants being offered under this prospectus supplement.

Exercise Price. The warrants are exercisable for shares of common stock at an exercise price of $10.00 per share.

Exercise Period. The warrants are exercisable for 180 days beginning on the date of initial issuance of the warrants.

Exercise of Warrants. The warrants will entitle the holders to purchase shares of common stock at the exercise price stated above. The holders of the warrants may exercise the warrants in whole or in part. The warrants may be exercised at any time during the exercise period, upon the surrender of the warrants to us and payment of the exercise price to us in cash at the time of exercise. The exercise price is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock. The exercise price is also subject to appropriate adjustment in the event that we issue rights, warrants, options to purchase common stock or other securities, evidences of indebtedness, or assets to all of our stockholders except for the holders of the warrants at a price per share less than a reference price defined in the warrants.

This description of the warrants is qualified in its entirety by reference to the form of warrant, a copy of which has been provided to the purchasers and will be included as Exhibit 4.1 to our Current Report on Form 8-K to be filed with the SEC.

LEGAL MATTERS

Lewis and Roca LLP and Pillsbury Winthrop Shaw Pittman LLP will issue legal opinions as to the validity of the issuance of the securities offered under this prospectus. Weinstein Smith LLP of New York, New York has served as counsel for the placement agent.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information that we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information that we file subsequently with the SEC will automatically update this prospectus supplement. We incorporate by reference into this prospectus supplement the information contained in the documents listed below, which is considered to be a part of this prospectus supplement:

  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed March 29, 2010;

  Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010, filed on May 14, 2010;

  Our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2010, filed on August 11, 2010;

  Our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2010, filed on November 15, 2010;

  Our Current Report on Form 8-K, filed with the SEC on January 7, 2010;

  Our Current Report on Form 8-K/A, filed with the SEC on January 8, 2010;

  Our Current Report on Form 8-K/A, filed with the SEC on January 19, 2010;

  Our Current Report on Form 8-K, filed with the SEC on January 19, 2010;

  Our Current Report on Form 8-K, filed with the SEC on February 8, 2010;

  Our Current Report on Form 8-K, filed with the SEC on April 9, 2010;

  Our Current Report on Form 8-K, filed with the SEC on May 27, 2010;

  Our Current Report on Form 8-K, filed with the SEC on October 12, 2010;

  Our Current Report on Form 8-K/A, filed with the SEC on November 18, 2010;

  Our Current Report on Form 8-K, filed with the SEC on December 21, 2010; and

  The description of our common stock, $0.001 par value per share, contained in our Registration Statement on Form 8-A, filed on November 12, 2009 pursuant to Section 12(b) of the Exchange Act.

All documents that we file after the date of this prospectus supplement pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, are incorporated by reference into this prospectus supplement and will automatically update information in this prospectus supplement; provided, however, that notwithstanding the forgoing, unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus supplement. The information contained in any such filing will be deemed to be a part of this prospectus supplement, commencing on the date on which the document is filed.

You may request a copy of these reports, which we will provide to you at no cost, by writing or calling us at our mailing address and telephone number: China Valves Technology, Inc., 21 F Kineer Plaza, 226 Jinshui Road, Zhengzhou City, Henan Province, 450008 PRC, Attn: Investor Relations, telephone: (86) 371 65673777.

PROSPECTUS

$90,000,000
CHINA VALVES TECHNOLOGY, INC.

Common Stock
Debt Securities
Warrants
Units

We may offer, issue and sell from time to time our common stock, debt securities, warrants, or units up to $90,000,000 or its equivalent in any other currency, currency units, or composite currency or currencies in one or more issuances. We may offer and sell the securities separately, together or as units, in separate classes or series, in amounts, at prices and on terms to be determined at the time of sale. This prospectus provides a general description of offerings of these securities that we may undertake.

Each time we sell our securities pursuant to this prospectus, we will provide the specific terms of such offering in a supplement to this prospectus. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement, together with additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Information by Reference,” before you make your investment decision.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement. The information contained or incorporated in this prospectus or in any prospectus supplement is accurate only as of the date of this prospectus, or such prospectus supplement, as applicable, regardless of the time of delivery of this prospectus or any sale of our securities.

Our common stock is listed on the NASDAQ Global Market under the symbol “CVVT”. On November 27, 2009, the last reported per share sale price of our common stock was $9.19.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, through agents, or directly to purchasers. The prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Investing in the securities being offered pursuant to this prospectus involves a high degree of risk. You should carefully consider the risk factors beginning on page 3 of this prospectus and set forth in the documents incorporated by reference herein and in any applicable prospectus supplement before making any decision to invest in any of the securities offered hereby or in any prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 14, 2009

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
CHINA VALVES TECHNOLOGY, INC.	1
USE OF TERMS	2
RISK FACTORS	3
FORWARD-LOOKING STATEMENTS	3
USE OF PROCEEDS	3
DESCRIPTION OF CAPITAL STOCK	4
DESCRIPTION OF WARRANTS	6
DESCRIPTION OF DEBT SECURITIES	7
DESCRIPTION OF UNITS	15
PLAN OF DISTRIBUTION	16
LEGAL MATTERS	17
EXPERTS	17
WHERE YOU CAN FIND MORE INFORMATION	18
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	18

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell our securities described in this prospectus in one or more offerings up to a total dollar amount of $90,000,000. Each time we offer our securities, we will provide you with a supplement to this prospectus that will describe the specific amounts, prices and terms of the securities we offer. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus, together with applicable prospectus supplements and the documents incorporated by reference in this prospectus and any prospectus supplements, includes all material information relating to this offering. Please read carefully both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities described in this prospectus. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus may not be used to consummate a sale of our securities unless it is accompanied by a prospectus supplement.

CHINA VALVES TECHNOLOGY, INC.

Overview

We develop, manufacture and distribute over 700 models of high quality metal valves for a variety of different industries including the thermal power, water supply, municipal construction, sewage disposal, oil and chemical, metallurgy, heat power, and nuclear power industries. According to the China Valves Industry Association, we are the leader in valve sales for the thermal power and water supply industries. We are located in Kaifeng, Henan Province, China and conduct business throughout China, Southeast Asia, the Middle East and Europe. Our production facility in Kaifeng has an area of approximately 110,000 square meters.

Corporate Structure

The following chart reflects our current corporate organizational structure:

Principal Executive Offices

The address of our principal executive office in China is No. 93 West Xinsong Road, Kaifeng City, Henan Province, 475002, People’s Republic of China and our telephone number is (86) 378-2925211. We maintain a website at www.cvalve.net that contains information about us, but that information is not a part of this prospectus.

USE OF TERMS

Except as otherwise indicated by the context, references to:

  “China Fluid Equipment” are references to “China Fluid Equipment Holdings Limited” incorporated in Hong Kong;

  “China Valves,” the “Company,” “we,” “us” and “our” are references to the combined business of China Valves Technology, Inc. and its subsidiaries, China Fluid Equipment, Henan Tonghai Fluid, High Pressure Valve, Zhendie Valve and Taizhou Taide Valve;

  “China “ and “PRC” are references to the People’s Republic of China;

  “$” are references to the legal currency of the United States.

  “Henan Tonghai Fluid” are references to Henan Tonghai Fluid Equipment Co., Ltd. incorporated in China;

  “High Pressure Valve” are references to Henan Kaifeng High Pressure Valve Co., Ltd. incorporated in China;

  “Taizhou Taide Valve” are references to Taizhou Taide Valve Co., Ltd. incorporated in China;

  “Zhengdie Valve” are references to Zhengzhou City Zhengdie Valve Co., Ltd. incorporated in China.

RISK FACTORS

An investment in our securities involves a high degree of risk. We operate in a highly competitive environment in which there are numerous factors which can influence our business, financial position or results of operations and which can also cause the market value of our common stock to decline. Many of these factors are beyond our control and therefore, are difficult to predict. Prior to making a decision about investing in our securities, you should carefully consider the risk factors contained in the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and in any applicable prospectus supplement and our other filings with the SEC and incorporated by reference in this prospectus, together with all of the other information contained in this prospectus, or any applicable prospectus supplement. Such sections discuss what we believe to be the principal risks that could affect us, our business or our industry, and which could result in a material adverse impact on our financial results or cause the market price of our common stock to fluctuate or decline. However, there may be additional risks and uncertainties not currently known to us or that we presently deem immaterial that could also affect our business operations and the market value of our common stock.

FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases like “anticipate,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “target,” “expects,” “management believes,” “we believe,” “we intend,” “we may,” “we will,” “we should,” “we seek,” “we plan,” the negative of those terms, and similar words or phrases. We base these forward-looking statements on our expectations, assumptions, estimates and projections about our business and the industry in which we operate as of the date of this prospectus. These forward-looking statements are subject to a number of risks and uncertainties that cannot be predicted, quantified or controlled and that could cause actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. Statements in this prospectus, and in documents incorporated into this prospectus, including those set forth in “Risk Factors,” describe factors, among others, that could contribute to or cause these differences.

Because the factors discussed in this prospectus or incorporated by reference could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

USE OF PROCEEDS

Unless specified otherwise in the applicable prospectus supplement, we expect to use the net proceeds we receive from the sale of the securities offered by this prospectus and the accompanying prospectus supplement for general corporate purposes, which may include, among other things:

  repayment of debt;

  acquisitions;

  working capital;

  capital expenditures;

  research and development expenditures; and

  investments.

The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness. Additional information on the use of net proceeds from the sale of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

DESCRIPTION OF CAPITAL STOCK

Common Stock

Our authorized capital stock consists of 300,000,000 shares of common stock, par value $0.001 per share. The number of shares of our outstanding common stock is 31,393,878 shares as of November 27, 2009. The holders of outstanding shares of common stock may receive dividends out of assets legally available at times and in amounts as our board of directors may determine. Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of the stockholders. Cumulative voting is not provided for in our amended and restated articles of incorporation. Our bylaws provide that directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. The common stock is not entitled to preemptive rights and is not subject to conversion or redemption. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors.

Our common stock is listed on the Nasdaq Global Market under the symbol “CVVT.”

All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders will be diluted.

Preferred Stock

The Company is not authorized to issue any preferred stock.

Anti-takeover Effects of Our Articles of Incorporation and By-laws

Our amended and restated articles of incorporation and bylaws contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of the Company or changing its board of directors and management. These provisions include:

  No cumulative voting rights — According to our bylaws and amended and restated articles of incorporation, the holders of the Company’s common stock do not have cumulative voting rights in the election of our directors. The combination of the present ownership by a few stockholders of a significant portion of the Company’s issued and outstanding common stock and lack of cumulative voting makes it more difficult for other stockholders to replace the Company’s board of directors or for a third party to obtain control of the Company by replacing its board of directors.

  Special Meetings of Shareholders — Our bylaws provide that special meetings of the stockholders can only be called by our president, the board of directors, or the president at the written request of our stockholders holding not less than 10% of the outstanding stock entitled to vote on any issue at the meeting.

  Amendment of By-laws — Our by-laws may be amended in certain respects by our board of directors alone.

  Authorized but Unissued Shares — Our board of directors may cause us to issue our authorized but unissued shares of common stock in the future without stockholders’ approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

Anti-takeover Effects of Nevada Law

Business Combinations

We have opted out of the “business combination” provisions of Sections 78.411 to 78.444 of Nevada’s Combinations with Interested Stockholders statute. In general, such provisions prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder:

  for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; or

  after the expiration of the three-year period, unless:

    the board of directors approved the transaction or the acquisition of shares prior to the attainment of interested status the disinterested stockholders approve the transaction at a meeting not sooner than the expiration of the three-year period; or

    (1) the consideration received by the disinterested stockholders is not less than the higher of (A) the highest price per share paid by the interested stockholder while holding 5% stockholder status and during the three years prior to (and inclusive of) announcement of the combination or the acquisition of the shares (whichever is higher), plus annually compounded interest from such date, less the amount of any dividends distributed (up an amount equal to the interest accrued), (B) the market price on the date of announcement of the combination or the acquisition of shares (whichever is higher), plus annually compounded interest from such date, less the amount of any dividends distributed (up an amount equal to the interest accrued), or, (C) in the case of holders of preferred stock, the highest aggregate preferential liquidation and dividend amount to which such holders are entitled; and
    (2) the interested stockholder has not acquired additional shares in between becoming an interested stockholder and consummating a combination transaction other than (A) as part of becoming an interested stockholder, (B) by virtue of proportional adjustments or distributions by the corporation, (C) in a combination authorized under this statute or (D) at a price that, if paid in a permissible combination, would satisfy the requirements above.

With respect to a combination transaction proposed in good faith by an interested stockholder, the board of directors must respond within 30 days (or less if required by the Exchange Act) detailing its response and reasons. For a share purchase, if the board of directors does not respond affirmatively within 30 days (or less if required by the Exchange Act), it will be deemed to have disapproved of the purchase.

A “combination” is defined to include any of the following, in one transaction or a series of transactions, with an “interested stockholder”: (a) a merger or consolidation; (b) a commercial transaction having a value of at least 5% of the value of the assets or stock of the corporation or 10% of the net income of such corporation; (c) a transaction involving the direct or indirect issuance of shares by the corporation to the interested stockholders representing at least 5% of the aggregate market value of the outstanding shares (unless part of a transaction applying equally to all stockholders of the corporation); (d) a transaction involving the liquidation or dissolution of the corporation; (e) any reclassification, split or distribution of shares or issuance of new shares for a proportionately greater number of old shares, recapitalization, internal reorganization or any other transaction having the effect of increasing the interested stockholder’s interest; or (f) any transaction involving a loan, advance, guarantee or other financial benefit to an interested stockholder other than proportionately as a stockholder of the corporation.

In general, an “interested stockholder” is defined to mean a beneficial owner of at least 10% of the outstanding voting power or an affiliate of the corporation that has been a 10% beneficial owner within the preceding 3 years.. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

As of the date of this prospectus, we have amended our Articles of Incorporation to state that we elect not to be governed by these provisions.

Control Share Acquisitions

Nevada’s Acquisition of Controlling Interest statute (NRS Sections 78.378 - 78.3793) applies only to Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada. As of the date of this prospectus, we do not believe we have 100 stockholders of record who are residents of Nevada, although there can be no assurance that in the future the Acquisition of Controlling Interest statute will not apply to us.

The Acquisition of Controlling Interest statute generally provides that any person directly or indirectly acquiring a “controlling interest” in an “issuing corporation” obtains only those voting rights with respect to shares purchased within the 90-day period leading up to the attainment of “control” status as are approved by the disinterested stockholders of the corporation. A “controlling interest” is deemed to be the direct or indirect power to exercise at least 20% of the voting power of the stockholders in the election of directors. An “issuing corporation” is a Nevada corporation directly or indirectly doing business in Nevada with at least 200 stockholders, of which 100 must be stockholders of record and Nevada residents. An acquiring person may request a special meeting of the stockholders (the costs of which would be borne by such person) by delivering an “offeror’s statement” to the corporation or the matter will be submitted to a vote of the stockholders at their next special or annual meeting. An “offeror’s statement” must identify itself as such and include descriptions of the acquiror and its associates, the number and percentage of shares owned or intended to be acquired and, if applicable, the intended terms and means of acquisition of the shares. An issuing corporation may adopt a provision, on or before the date 10 days following the control share acquisition, allowing the corporation to call for the redemption of an acquiring person’s shares (at their average acquisition price) if (a) the acquiring person fails to deliver an offeror’s statement within 10 days following acquisition of the controlling interest or (b) the offeror’s statement is delivered but the stockholders fail to confer full voting rights to the control shares.

On or before the 10th day following the control share acquisition, if (x) the control shares are conferred full voting rights by the stockholders, and (y) the acquiring person has obtained a majority or more of all voting power, any disinterested stockholder not voting in favor of conferring voting rights to the control shares may demand payment for his shares at a price not less than the average acquisition price. The Board must give notice and opportunity to elect to be bought out to all stockholders not voting in favor of the grant of full voting rights.

Transfer Agent

Our independent stock transfer agent is Interwest Transfer Company, Inc., located in 1981 E. Murray Holladay Road, Suite 100, Salt Lake City, Utah 84117. Their phone number is (801) 272-9294 and facsimile number is (801) 277-3147.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock and/or debt securities, and the warrants may be attached to or traded separate and apart from these securities. Each series of warrants will be issued under a warrant agreement all as set forth in the prospectus supplement. A copy of the form of warrant agreement, including any form of warrant certificates representing the warrants, reflecting the provisions to be included in the warrant agreements and/or warrant certificates that will be entered into with respect to particular offerings of warrants, will be filed as an exhibit to a Form 8-K to be incorporated into the registration statement of which this prospectus constitutes a part prior to the issuance of any warrants.

The applicable prospectus supplement or term sheet will describe the terms of the warrants offered thereby, any warrant agreement relating to such warrants and the warrant certificates, including but not limited to the following:

  the offering price or prices;

  the aggregate amount of securities that may be purchased upon exercise of such warrants and minimum number of warrants that are exercisable;

  the currency or currency units in which the offering price, if any, and the exercise price are payable;

  the number of securities, if any, with which such warrants are being offered and the number of such warrants being offered with each security;

  the date on and after which such warrants and the related securities, if any, will be transferable separately;

  the amount of securities purchasable upon exercise of each warrant and the price at which the securities may be purchased upon such exercise, and events or conditions under which the amount of securities may be subject to adjustment;

  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

  the circumstances, if any, which will cause the warrants to be deemed to be automatically exercised;

  any material risk factors, if any, relating to such warrants;

  the identity of any warrant agent; and

  any other terms of such warrants (which shall not be inconsistent with the provisions of the warrant agreement).

The terms of the warrants that we offer may or may not have the same material terms as the Company’s outstanding warrants.

Prior to the exercise of any warrants, holders of such warrants will not have any rights of holders of the securities purchasable upon such exercise, including the right to receive payments of dividends, if any, on the securities purchasable upon such exercise, statutory appraisal rights or the right to vote such underlying securities.

Prospective purchasers of warrants should be aware that material U.S. federal income tax, accounting and other considerations may be applicable to instruments such as warrants.

As of the date of this prospectus, there were warrants outstanding to purchase a total of 284,899 shares. On December 12, 2007, CCG Investors Relation Partners LLC, our investors relation consultant, received warrants to purchase 50,000 shares of our common stock. The warrants have a term of three years, are exercisable at $6.00 per share, subject to the usual adjustments for certain corporate events. In addition, in connection with our private placement which closed on August 26, 2008, Brean Murray, Carret & Co., LLC and Rosewood Securities, LLC, our placement agents, received, as partial compensation, warrants to purchase 352,349 and 234,899 shares of our common stock, respectively. The warrants have a term of three years and are immediately exercisable at $4.2912 per share, subject to the usual adjustments for certain corporate events. On February 18, 2009, Brean Murray, Carret & Co., LLC conducted a cashless exercise of all its warrants and received 201,149 shares of common stock.

DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms of the debt securities that we may issue. We will file a prospectus supplement that may contain additional terms when we issue debt securities. The terms presented here, together with the terms in a related prospectus supplement, will be a description of the material terms of the debt securities. You should also read the indenture under which the debt securities are to be issued. We have filed a form of indenture governing different types of debt securities with the SEC as an exhibit to the registration statement of which this prospectus is a part. All capitalized terms have the meanings specified in the indenture.

We may issue, from time to time, debt securities, in one or more series, that will consist of senior debt, senior subordinated debt or subordinated debt. We refer to the subordinated debt securities and the senior subordinated debt securities together as the subordinated securities. The debt securities that we may offer will be issued under an indenture between us and an entity, identified in the applicable prospectus supplement, as trustee. Debt securities, whether senior, senior subordinated or subordinated, may be issued as convertible debt securities or exchangeable debt securities. The following is a summary of the material provisions of the indenture filed as an exhibit to the registration statement of which this prospectus is a part.

As you read this section, please remember that for each series of debt securities, the specific terms of your debt security as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in the summary below. The statement we make in this section may not apply to your debt security.

General Terms of the Indenture

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. We may, without the consent of the holders of any series, increase the principal amount of securities in that series in the future, on the same terms and conditions and with the same CUSIP numbers as that series. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount”, or OID, for U.S. federal income tax purposes because of interest payment and other characteristics. Material U.S. federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

The applicable prospectus supplement for a series of debt securities that we issue will describe, among other things, the following terms of the offered debt securities:

  the title and authorized denominations of the series of debt securities;

  any limit on the aggregate principal amount of the series of debt securities;

  whether such debt securities will be issued in fully registered form without coupons or in a form registered as to principal only with coupons or in bearer form with coupons;

  whether issued in the form of one or more global securities and whether all or a portion of the principal amount of the debt securities is represented thereby;

  the price or prices at which the debt securities will be issued;

  the date or dates on which principal is payable;

  the place or places where and the manner in which principal, premium or interest, if any, will be payable and the place or places where the debt securities may be presented for transfer and, if applicable, conversion or exchange;

  interest rates, and the dates from which interest, if any, will accrue, and the dates when interest is payable and the maturity;

  the right, if any, to extend the interest payment periods and the duration of the extensions;

  our rights or obligations to redeem or purchase the debt securities;

  any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem some or all of the debt securities;

  conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

  the currency or currencies of payment of principal or interest;

  the terms applicable to any debt securities issued at a discount from their stated principal amount;

  the terms, if any, under which any debt securities will rank junior to any of our other debt;

  whether and upon what terms the debt securities may be defeased, if different from the provisions set forth in the indenture;

  if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

  the provisions, if any, relating to any collateral provided for the debt securities;

  if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;

  the events of default and covenants relating to the debt securities that are in addition to, modify or delete those described in this prospectus;

  the nature and terms of any security for any secured debt securities; and

  any other specific terms of any debt securities.

The applicable prospectus supplement will present material U.S. federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are to be listed or quoted.

Senior Debt Securities

Payment of the principal of, premium and interest, if any, on senior debt securities will rank on a parity with all of our other secured/unsecured and unsubordinated debt.

Senior Subordinated Debt Securities

Payment of the principal of, premium and interest, if any, on senior subordinated debt securities will be junior in right of payment to the prior payment in full of all of our unsubordinated debt, including senior debt securities and any credit facility. We will state in the applicable prospectus supplement relating to any senior subordinated debt securities the subordination terms of the securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the senior subordinated debt securities. We will also state in such prospectus supplement limitations, if any, on issuance of additional senior debt.

Subordinated Debt Securities

Payment of the principal of, premium and interest, if any, on subordinated debt securities will be subordinated and junior in right of payment to the prior payment in full of all of our senior debt, including our senior debt securities and senior subordinated debt securities. We will state in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of the securities as well as the aggregate amount of outstanding indebtedness, as of the most recent practicable date, that by its terms would be senior to the subordinated debt securities. We will also state in such prospectus supplement limitations, if any, on issuance of additional senior indebtedness.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for other securities being registered in this registration statement, including, for example, shares of our equity securities. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

  the conversion or exchange price;

  the conversion or exchange period;

  provisions regarding the ability of us or the holder to convert or exchange the debt securities;

  events requiring adjustment to the conversion or exchange price; and

  provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale

We cannot consolidate or merge with or into, or transfer or lease all or substantially all of our assets to, any person, and we cannot permit any other person to consolidate with or merge into us, unless (1) we will be the continuing corporation or (2) the successor corporation or person to which our assets are transferred or leased is a corporation organized under the laws of the United States, any state of the United States or the District of Columbia and it expressly assumes our obligations under the debt securities and the indenture. In addition, we cannot complete such a transaction unless immediately after completing the transaction, no event of default under the indenture, and no event which, after notice or lapse of time or both, would become an event of default under the indenture, shall have occurred and be continuing. When the person to whom our assets are transferred or leased has assumed our obligations under the debt securities and the indenture, we shall be discharged from all our obligations under the debt securities and the indenture except in limited circumstances.

This covenant would not apply to any recapitalization transaction, a change of control of us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.

Events of Default

The term “Event of Default,” when used in the indenture, unless otherwise indicated, means any of the following:

  failure to pay interest for 30 days after the date payment is due and payable;

  failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise;

  failure to make sinking fund payments when due;

  failure to perform other covenants for 60 days after notice that performance was required;

  events in bankruptcy, insolvency or reorganization relating to us; or

  any other Event of Default provided in the applicable officer’s certificate, resolution of our board of directors or the supplemental indenture under which we issue a series of debt securities.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture.

If an Event of Default with respect to any series of senior debt securities occurs and is continuing, then either the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, by notice in writing, may declare the principal amount of and interest on all of the debt securities of such series to be due and payable immediately; provided, however, unless otherwise provided in the applicable prospectus supplement, if such an Event of Default occurs and is continuing with respect to more than one series of senior debt securities under the indenture, the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of all such series of senior debt securities of equal ranking (or, if any of such senior debt securities are discount securities, such portion of the principal amount as may be specified in the terms of that series), voting as one class, may make such declaration of acceleration as to all series of such equal ranking and not the holders of the debt securities of any one of such series of senior debt securities.

If an Event of Default with respect to any series of subordinated securities occurs and is continuing, then either the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, by notice in writing, may declare the principal amount of and interest on all of the debt securities of such series to be due and payable immediately; provided, however, unless otherwise provided in the applicable prospectus supplement, if such an Event of Default occurs and is continuing with respect to more than one series of subordinated securities under the indenture, the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of all such series of subordinated securities of equal ranking (or, if any of such subordinated securities are discount securities, such portion of the principal amount as may be specified in the terms of that series), voting as one class, may make such declaration of acceleration as to all series of equal ranking and not the holders of the debt securities of any one of such series of subordinated securities. The holders of not less than a majority in aggregate principal amount of the debt securities of all affected series of equal ranking may, after satisfying certain conditions, rescind and annul any of the above-described declarations and consequences involving such series.

If an Event of Default relating to events in bankruptcy, insolvency or reorganization of us occurs and is continuing, then the principal amount of all of the debt securities outstanding, and any accrued interest, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.

The indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under the indenture unless:

  the holder has previously given to the trustee written notice of default and continuance of such default;

  the holders of not less than a majority in principal amount of the outstanding debt securities of the affected series of equal ranking have requested that the trustee institute the action;

  the requesting holders have offered the trustee reasonable indemnity for expenses and liabilities that may be incurred by bringing the action;

  the trustee has not instituted the action within 60 days of the request; and

  the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the affected series of equal ranking.

We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Registered Global Securities and Book Entry System

The debt securities of a series may be issued in whole or in part in book-entry form and may be represented by one or more fully registered global securities or in unregistered form with or without coupons. We will deposit any registered global securities with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities. This means that we will not issue certificates to each holder.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

  by the depositary for such registered global security to its nominee;

  by a nominee of the depositary to the depositary or another nominee of the depositary;
  or

  by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement involving any portion of the series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for registered debt securities:

  ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security, these persons being referred to as “participants,” or persons that may hold interests through participants;

  upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

  any dealers, underwriters, or agents participating in the distribution of the debt securities represented by a registered global security will designate the accounts to be credited; and

  ownership of beneficial interest in such registered global security will be shown on, and the transfer of such ownership interest will be effected only through, records maintained by the depositary for such registered global security for interests of participants, and on the records of participants for interests of persons holding through participants.

The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary for a registered global security, or its nominee, is the registered owner of such registered global security, the depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as stated below, owners of beneficial interests in a registered global security:

  will not be entitled to have the debt securities represented by a registered global security registered in their names;

  will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

  will not be considered the owners or holders of the debt securities under the relevant indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. None of us, the trustee or any other agent of ours or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.

If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or stops being a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In that event, we will issue debt securities of the series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in the name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.

We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as “bearer global securities.” The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the applicable terms and procedures. These will include the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, in proportion to the series represented by a bearer global security.

Discharge, Defeasance and Covenant Defeasance

We can discharge or decrease our obligations under the indenture as stated below.

We may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within sixty (60) days. We may effect a discharge by irrevocably depositing with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium and interest, if any, on the debt securities and any mandatory sinking fund payments.

Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time, which we refer to as defeasance. We may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default under the trust declaration, which we refer to as covenant defeasance. We may effect defeasance and covenant defeasance only if, among other things:

  we irrevocably deposit with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be enough to pay at maturity, or upon redemption, the principal, premium and interest, if any, on all outstanding debt securities of the series;

  we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders’ U.S. federal income tax treatment of principal, premium and interest, if any, payments on the series of debt securities; and

  in the case of subordinated debt securities, no event or condition shall exist that, based on the subordination provisions applicable to the series, would prevent us from making payments of principal of, premium and interest, if any, on any of the applicable subordinated debt securities at the date of the irrevocable deposit referred to above or at any time during the period ending on the 91st day after the deposit date.

In the case of a defeasance by us, the opinion we deliver must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law occurring, after the date of the indenture, since such a result would not occur under the U.S. federal income tax laws in effect on such date.

Although we may discharge or decrease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Modification of the Indenture

The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:

  secure any debt securities and provide the terms and conditions for the release or substitution of the security;

  evidence the assumption by a successor corporation of our obligations;

  add covenants for the protection of the holders of debt securities;

  add any additional events of default;

  cure any ambiguity or correct any inconsistency or defect in the indenture;

  add to, change or eliminate any of the provisions of the indenture in a manner that will become effective only when there is no outstanding debt security which is entitled to the benefit of the provision as to which the modification would apply;

  establish the forms or terms of debt securities of any series;

  eliminate any conflict between the terms of the indenture and the Trust Indenture Act of 1939;

  evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indenture as is necessary for the administration of the trusts by more than one trustee; and

  make any other provisions with respect to matters or questions arising under the indenture that will not be inconsistent with any provision of the indenture as long as the new provisions do not adversely affect the interests of the holders of any outstanding debt securities of any series created prior to the modification.

The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of all series of senior debt securities or of Subordinated Securities of equal ranking, as the case may be, then outstanding and affected, voting as one class, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

  extend the final maturity of any debt security;

  reduce the principal amount or premium, if any;

  reduce the rate or extend the time of payment of interest;

  reduce any amount payable on redemption or impair or affect any right of redemption at the option of the holder of the debt security;

  change the currency in which the principal, premium or interest, if any, is payable;

  reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration or provable in bankruptcy;

  alter provisions of the relevant indenture relating to the debt securities not denominated in U.S. dollars;

  impair the right to institute suit for the enforcement of any payment on any debt security when due;

  if applicable, adversely affect the right of a holder to convert or exchange a debt security; or

  reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture.

The indenture provides that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any and all affected series of equal ranking, by notice to the relevant trustee, may on behalf of the holders of the debt securities of any and all such series of equal ranking waive any default and its consequences under the indenture except:

  a continuing default in the payment of interest on, premium, if any, or principal of, any such debt security held by a non-consenting holder; or

  a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

Concerning the Trustee

The indenture provides that there may be more than one trustee under the indenture, each for one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under that indenture.

Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only on the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed from one or more series of debt securities. All payments of principal of, premium and interest, if any, on, and all registration, transfer, exchange, authentication and delivery of, the debt securities of a series will be effected by the trustee for that series at an office designated by the trustee.

If the trustee becomes a creditor of ours, the indenture places limitations on the right of the trustee to obtain payment of claims or to realize on property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties concerning the debt securities, however, it must eliminate the conflict or resign as trustee.

The holders of a majority in aggregate principal amount of any and all affected series of debt securities of equal ranking then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee concerning the applicable series of debt securities, provided that the direction:

  would not conflict with any rule of law or with the relevant indenture;

  would not be unduly prejudicial to the rights of another holder of the debt securities;

  and would not involve any trustee in personal liability.

The indenture provides that in case an Event of Default shall occur, not be cured and be known to any trustee, the trustee must use the same degree of care as a prudent person would use in the conduct of his or her own affairs in the exercise of the trustee’s power. The trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they shall have offered to the trustee security and indemnity satisfactory to the trustee.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

The indenture provides that in case an Event of Default shall occur, not be cured and be known to any trustee, the trustee must use the same degree of care as a prudent person would use in the conduct of his or her own affairs in the exercise of the trustee’s power. The trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they shall have offered to the trustee security and indemnity satisfactory to the trustee.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

  any additional terms of the governing unit agreement.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in any one or more of the following ways from time to time:

  directly to investors, including through a specific bidding, auction or other process;

  to investors through agents;

  directly to agents;

  to or through brokers or dealers;

  to the public through underwriting syndicates led by one or more managing underwriters;

  to one or more underwriters acting alone for resale to investors or to the public; and

  through a combination of any such methods of sale.

We may also sell and distribute the securities offered by this prospectus from time to time in one or more transactions, including in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise. We may sell our securities through a rights offering, forward contracts or similar arrangements.

The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

  the name or names of any underwriters, dealers or agents;

  the purchase price of the securities and the proceeds to us from the sale;

  any over-allotment options under which underwriters may purchase additional securities from us;

  any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

  any public offering price;

  any discounts or concessions allowed or reallowed or paid to dealers; and

  any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement. Any underwritten offering may be on a best efforts or a firm commitment basis.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at varying prices determined at the time of sale, or at prices determined as the applicable prospectus supplement specifies. The securities may be sold through a rights offering, forward contracts or similar arrangements. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of common stock, which are listed on the Nasdaq Global Market. Any common stock sold pursuant to a prospectus supplement will be listed on the Nasdaq Global Market, subject to official notice of issuance. We may elect to list any series of debt securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. Underwriters may engage in overallotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for, us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Holland & Hart LLP, except for the enforceability of the Company’s obligations pursuant to the Debt Securities, which will be passed upon for us by Pillsbury Winthrop Shaw Pittman LLP.

EXPERTS

The audited financial statements for the years ended December 31, 2008 and 2007 included in this prospectus and in the registration statement have been audited by Moore Stephens Wurth Frazer and Torbet, LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance on such report, given on the authority of said firm as experts in auditing and accounting.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the Company or any of its parents or subsidiaries. Nor was any such person connected with the Registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy materials that we have filed with the SEC at the following SEC public reference room:

100 F. Street N.E.
Room 1580
Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

The SEC also maintains an internet website, at http://www.sec.gov , that contains our filed reports, proxy and information statements and other information that we file electronically with the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information that we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information that we file subsequently with the SEC will automatically update this prospectus. We incorporate by reference into this prospectus the information contained in the documents listed below, which is considered to be a part of this prospectus:

  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed March 19, 2009, as amended by the Form 10-K/A filed on March 24, 2009;

  Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009, filed on May 15, 2009;

  Our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2009, filed on August 14, 2009;

  Our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2009, filed on November 16, 2009;

  Our Current Report on Form 8-K, filed with the SEC on January 7, 2009;

  Our Current Report on Form 8-K/A, filed with the SEC on February 23, 2009;

  Our Current Report on Form 8-K, filed with the SEC on March 9, 2009;

  Our Current Report on Form 8-K, filed with the SEC on April 21, 2009;

  Our Current Report on Form 8-K, filed with the SEC on July 1, 2009;

  Our Current Report on Form 8-K, filed with the SEC on July 30, 2009

  Our Current Report on Form 8-K, filed with the SEC on August 18, 2009; and

  The description of our common stock, $0.001 par value per share, contained in our Registration Statement on Form 8-A, filed on November 12, 2009 pursuant to Section 12(b) of the Exchange Act.

All documents that we file after the date of this prospectus pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, are incorporated by reference into this prospectus and will automatically update information in this prospectus; provided, however, that notwithstanding the forgoing, unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus. The information contained in any such filing will be deemed to be a part of this prospectus, commencing on the date on which the document is filed.

You may request a copy of these reports, which we will provide to you at no cost, by writing or calling us at our mailing address and telephone number: China Valves Technology, Inc., No. 93 West Xinsong Road, Kaifeng City, Henan Province, 475002, People’s Republic of China, Attn: Investor Relations, telephone: (86) 378-292521.

1,000,000 Shares of Common Stock
Warrants to Purchase up to 250,000 Shares of Common Stock

CHINA VALVES TECHNOLOGY, INC.

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PROSPECTUS SUPPLEMENT

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Rodman & Renshaw, LLC

January 4, 2011